Exhibit 10.2

AMENDED AND RESTATED MASTER REVOLVING CREDIT NOTE

[This Amended and Restated Master Revolving Credit Note amends and replaces that certain

Master Revolving Credit Note dated as of June 11, 2015 from the undersigned payable to the order of the Bank (the “Existing Note”).]

$50,000,000.00	Chattanooga, Tennessee
Dated as of June 22, 2016

Except as may be otherwise extended pursuant to the Loan Agreement (hereinafter defined), on March 31, 2018 (the “Termination Date”) the undersigned, MILLER INDUSTRIES, INC., a Tennessee corporation, APACO, INC., a Delaware corporation, CENTURY HOLDINGS, INC., a Tennessee corporation, CHAMPION CARRIER CORPORATION, a Delaware corporation, CHEVRON, INC., a Pennsylvania corporation, MILLER FINANCIAL SERVICES GROUP, INC., a Tennessee corporation, MILLER/GREENEVILLE, INC., a Tennessee corporation, MILLER INDUSTRIES INTERNATIONAL, INC., a Tennessee corporation, MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation, (singularly and collectively, the “Maker”), promises to pay to the order of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association having a principal place of business in Chattanooga, Tennessee (the “Bank”), the principal sum of Fifty Million and NO/100 Dollars ($50,000,000.00), or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances made to the undersigned pursuant to the Loan Agreement (as hereinafter defined), together with interest upon disbursed and unpaid principal balances of the Revolving Credit Advances, at the rate hereinafter specified, said interest being payable quarterly on the last day of each quarter hereafter commencing June 30, 2016, and continuing on each September 30, December 31, March 31 and June 30 thereafter, with the final installment of interest being due and payable concurrently on the same date that the remaining principal balance is due hereunder.

This Note is being executed in connection with that certain Loan Agreement dated as of December 30, 2014 among Maker and Bank (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”). To the extent that any provisions of this Note are inconsistent with the Loan Agreement, the Loan Agreement shall govern and control. Any capitalized terms used herein and not otherwise defined herein, shall have their respective meanings in the Loan Agreement.

The interest rate on this Note shall be the LIBOR Rate plus 1.50% (the “Margin”), as determined and adjusted in accordance with the definition of LIBOR Rate, without notice to Maker, as of the date of this Note and on the first day of each calendar month hereafter (the “Interest Rate Change Date”). The “LIBOR Rate” shall mean the London Interbank Offered Rate of interest for an interest period of one (1) month, which appears on Bloomberg page BBAM under the column heading “USD” on the day that is two (2) London Business Days preceding each Interest Rate Change Date (the “Reset Date”). If the LIBOR Rate as defined above is not available or is not published for any Reset Date, then Bank shall, in its reasonable and good faith credit judgment, choose a substitute source of publication for the LIBOR Rate, which LIBOR Rate plus the Margin shall become effective on the next Interest Rate Change Date. “London Business Day” shall mean any day on which commercial banks in London, England are open for general business. The interest rate change will not occur more often than each month. The initial interest rate is 1.95% per annum. NOTICE: Under no circumstances will the interest rate on the Note be more than the maximum rate allowed by applicable law (the “Maximum Rate”).

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Notwithstanding any other provisions herein, if any Change in Law (as hereinafter defined) shall make it unlawful for the Bank to make or maintain a LIBOR Rate loan as contemplated by this Note, the principal outstanding hereunder shall, if required by law and if the Bank so requests, be converted on the date required to make the loan evidenced by this Note legal to a loan accruing interest at a rate comparable to the former LIBOR Rate as determined by the Bank its reasonable and good faith credit judgment.

The undersigned hereby indemnifies the Bank and holds the Bank harmless from any loss or expense which Bank may sustain in accordance with the Loan Agreement.

“Change in Law” shall mean the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof, in all cases by any Governmental Authority having jurisdiction over the Bank, in each case after the date hereof.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising regulatory functions of or pertaining to government.

Until the Termination Date, subject to Section 8.9 of the Loan Agreement, the Maker may borrow, repay and reborrow the principal amount of this Note.

This Note is unsecured.

All installments of interest, and the principal hereof, are payable at the office of First Tennessee Bank National Association, 701 Market Street, Chattanooga, Tennessee, or at such other place as the holder may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

Any amounts not paid when due hereunder (whether by acceleration or otherwise and subject to applicable grace periods) shall bear interest after maturity at the lesser of (a) the Bank’s Base rate plus three percent (3%) per annum or (b) the Maximum Rate. For purposes hereof, the Base Rate shall mean that rate announced by Bank from time to time as Bank’s “base rate” and shall not necessarily be the lowest or best rate charged by Bank.

For any payment which is not made within ten (10) days of the due date for such payment, the Borrower shall pay a late fee, including without limitation loans which are renewed more than ten (10) days after the due date even though the renewal may be dated as of the past-due payment date. The late fee shall equal five percent (5%) of the unpaid portion of the past-due payment.

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If an Event of Default shall have occurred and be continuing (subject to applicable cure periods), all after the Bank mails written notice of such Event of Default to the Maker, then, in any of such events, the entire unpaid principal balance of the indebtedness evidenced hereby together with all interest then accrued, shall, at the absolute option of the Bank, at once become due and payable, without demand or notice, the same being expressly waived. Notwithstanding the foregoing, upon the maturity date of this Note set forth on page one of this Note, no notice or cure period shall be required.

If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect the security for its payment, or to enforce its collection, or to represent the rights of the Bank in connection with any loan documentation executed in connection herewith, or to defend successfully against any claim, cause of action or suit brought by the Maker against the Bank, the Maker shall pay on demand all costs of collection and litigation (including court costs), together with a reasonable attorney’s fee all in accordance with the Loan Agreement.

The Maker and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to them and without affecting their liability hereon.

It is the intention of the Bank and the Maker to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the Bank ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate which the Bank may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, and all lawful interest thereon, is paid in full, any remaining excess shall forthwith be paid to the Maker, or other party lawfully entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest rate which Bank may lawfully charge under applicable law from time to time in effect, the Maker and the Bank shall, to the maximum extent permitted under applicable law, characterize any non-principal payment as a reasonable loan charge, rather than as interest. Any provision hereof, or of any other agreement between the Bank and the Maker, that operates to bind, obligate, or compel the Maker to pay interest in excess of such maximum rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the Bank and the Maker that is in conflict with the provisions of this paragraph.

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This Note shall be governed and construed according to the statutes and laws of the State of Tennessee from time to time in effect, except to the extent that Section 85 of Title 12 of the United States Code (or other applicable federal statue) may permit the charging of a higher rate of interest than applicable state law, in which event such applicable federal statute, as amended and supplemented from time to time shall govern and control the maximum rate of interest permitted to be charged hereunder; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall the Maker be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.

This Note evidences the same indebtedness as evidenced by the Existing Note. This Note is an amendment to and replacement of the Existing Note. The execution and delivery of this Note does not constitute payment, cancellation, satisfaction, discharge, release or novation of the Existing Note.

(Signature on next page)

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The Maker may prepay this Note in whole or in part, prior to maturity, without premium or penalty.

MILLER INDUSTRIES, INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Executive Vice President and
Chief Financial Officer

APACO, INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Vice President

CENTURY HOLDINGS, INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Vice President

CHAMPION CARRIER CORPORATION

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Vice President

(Signatures Continued on Next Page)

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CHEVRON, INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Vice President

MILLER FINANCIAL SERVICES GROUP, INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	President

MILLER/GREENEVILLE, INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Vice President

MILLER INDUSTRIES INTERNATIONAL, INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Vice President

(Signatures Continued on Next Page)

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MILLER INDUSTRIES TOWING EQUIPMENT INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Vice President

STATE OF TENNESSEE
COUNTY OF HAMILTON

Personally appeared before me, Nadine L. Hancock, a Notary Public in and for said State and County duly commissioned and qualified, J. Vincent Mish, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is an authorized officer of Miller Industries, Inc., APACO, Inc., Century Holdings, Inc., Champion Carrier Corporation, Chevron, Inc., Miller Financial Services Group, Inc., Miller/Greeneville, Inc., Miller Industries International, Inc. and Miller Industries Towing Equipment Inc. (singularly and collectively, the “Borrower”) and is authorized by the Borrower to execute this instrument on behalf of each Borrower.

WITNESS my hand, at office, this 22nd day of June, 2016.

/s/ Nadine L. Hancock
Notary Public

My Commission Expires:	1/21/18

(Notary Seal)

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